Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” and to the use of our report dated September 9, 2019 (except for the retroactive effect of the 1-for-2 reverse stock split as described in Note 1, as to which the date is January 21, 2020), in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Arcutis Biotherapeutics, Inc. dated January 21, 2020.

/s/ Ernst & Young LLP

Los Angeles, CA

January 21, 2020